UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 29, 2004 (December 27, 2004)

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2004, Corporate Office Properties Trust (the “Company”) filed Articles of Amendment to the Company’s Amended and Restated Declaration of Trust with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).  The Articles of Amendment increased the authorized number of the Company’s common shares of beneficial interest from 45,000,000 to 75,000,000.  The number of authorized preferred shares of beneficial interest remains at 15,000,000.

Also on December 28, 2004, the Company filed Articles Supplementary to its Declaration of Trust with the SDAT.  The Articles Supplementary reclassify the following previously classified preferred shares of the Company as unclassified preferred shares, without designation to series:

•                  1,725,000 of the Company’s 10% Series B Cumulative Redeemable Preferred Shares, which were redeemed by the Company in July 2004; and

•                  544,000 of the Company’s Series D Cumulative Convertible Redeemable Preferred Shares, which were converted into the Company’s common shares at the election of the holder of these shares in February 2004.

The reclassification of these shares increases the number of the Company’s authorized and unclassified preferred shares from 5,841,000 to 8,110,000.

The Articles of Amendment were effective on December 27, 2004.  The Articles Supplementary were effective on December 28, 2004.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

None

(b)                                 Pro Forma Financial Information

None

(c)                                  Exhibits

Exhibit Number	Description
3.1	Articles of Amendment of Amended and Restated Declaration of Trust, filed with the SDAT on December 28, 2004.
3.2	Articles Supplementary with respect to the Series B Cumulative Redeemable Preferred Shares, filed with the SDAT on December 28, 2004.
3.3	Articles Supplementary with respect to the Series D Cumulative Convertible Redeemable Preferred Shares, filed with the SDAT on December 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 29, 2004

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Randall M. Griffin
Name:	Randall M. Griffin
Title:	President and Chief Operating Officer

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President and Chief Financial Officer